Exhibit 10.7

FIRST AMENDED EMPLOYMENT AGREEMENT

This FIRST AMENDED EMPLOYMENT AGREEMENT dated March 29, 2022, and effective as of January 31, 2022 (this “Agreement”) between Virpax Pharmaceuticals, Inc. (the “Company”), a Delaware corporation, and Anthony P. Mack (the “Executive”).

Background:

WHEREAS, the parties entered into an Employment Agreement dated as of September 18, 2018 (the “Employment Agreement”); and

WHEREAS, except as modified herein, the parties intend that the Employment Agreement remain in full force and effect.

NOW, THEREFORE, in consideration of the premises and covenants set forth herein, and intending to be legally bound hereby, the parties to this Agreement hereby agree as follows:

Section 3(b) is hereby replaced as follows:

(b) Cash Bonus. With respect to each fiscal year of the Company during the continued full-time employment of the Executive hereunder, the Executive will be eligible to be considered for an annual performance bonus (the “Cash Bonus”) in an amount targeted at 50% of the Executive’s Base Salary. Overperformance may result in an additional bonus as determined in the Board’s discretion. The Cash Bonus, if any, will be awarded by the Board in its sole discretion based on the achievement of Company and personal performance metrics established by the Board on an annual basis, following consultation with the Executive. Any Cash Bonus awarded to the Executive hereunder will be payable in a single lump sum cash payment, less applicable taxes and withholdings, not later than two and one-half months after the end of the fiscal year to which it relates in accordance with the Company’s customary practices for annual bonus payments. In order to earn any Cash Bonus, Executive must be actively employed by the Company on the date on which the Cash Bonus payment is made. For purposes of this Agreement, “actively employed” means that Executive has not resigned (or given notice of Executive’s intention to resign), and the Company has not terminated, or given notice to terminate Executive’s employment with the Company.

IN WITNESS WHEREOF, this Agreement has been executed by the parties as of the date first above written.

VIRPAX PHARMACEUTICALS, INC.		EXECUTIVE:

By:	/s/ Christopher Chipman	By:	/s/ Anthony P. Mack
	Christopher Chipman, CFO		Anthony P. Mack